                                                                   EXHIBIT 10.18

CONFIDENTIAL TREATMENT                       **Confidential treatment has been
HAS BEEN REQUESTED FOR                       requested with respect to the
CERTAIN PORTIONS OF THIS                     information contained within the
DOCUMENT                                     "[**]" markings. Such marked
                                             portions have been omitted from
                                             this filing and have been filed
                                             separately with the Securities and
                                             Exchange Commission.



       JOINT VENTURE KNOW HOW TECHNOLOGY AND DATABASE LICENSE AGREEMENT

     This Joint Venture Know How Technology and Database License Agreement (the "Agreement") is made and entered into as of February 15, 2000 (the "Effective Date"), by and among LookSmart, Ltd. ("LOOKSMART USA"), a Delaware corporation with principal offices at 625 Second Street, San Francisco, California 94107, USA, and LookSmart (Barbados), Inc. ("LOOKSMART BARBADOS"), a Barbados corporation with principal offices at Hastings Business Services Limited, Hastings, Christ Church, Barbados on the one hand, and BT LOOKSMART LTD ("HOLDCO") a Bermuda exempted company whose registered office is at Clarendon House, 2 Church Street, Hamilton HM CX, Bermuda on the other hand. As used herein, all references to "LOOKSMART" refer collectively to LOOKSMART USA and LOOKSMART BARBADOS, except that the license grants to the LOOKSMART Database and LOOKSMART Technology are made solely by LOOKSMART USA and the license grants to the Territory Databases are made solely by LOOKSMART BARBADOS, and except as otherwise expressly set forth in this Agreement. Capitalized terms not otherwise defined shall have their meaning as set forth in Section 1 below.

                                   RECITALS

     WHEREAS, LOOKSMART USA, LOOKSMART BARBADOS, HOLDCO, Transceptgate Limited and British Telecommunications plc ("BT") have entered into that certain Joint Venture Agreement dated as of February 15, 2000 (the "JV Agreement") for the purpose of forming HOLDCO in the Licensed Territory;

     WHEREAS, the parties desire that HOLDCO launch and operate the HOLDCO Portals in the Licensed Territory, which will provide category-based Internet directory services and associated portal functionality similar to existing LOOKSMART Web sites and other Web portals but will be targeted at customers residing in or carrying on business in the Licensed Territory;

     WHEREAS, the parties desire that LOOKSMART grant to HOLDCO an exclusive license to use LOOKSMART Technology and the Licensed Databases in connection with the operation of such Portal opportunities in the Licensed Territory;

     WHEREAS, the parties desire to have HOLDCO use the Licensed Databases, along with the LOOKSMART Technology, to provide the Portal services for customers in the Licensed Territory; and

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

     1.   DEFINITIONS
          -----------

          a. "Annual Period" means each successive twelve-month period commencing on the Effective Date and each successive anniversary thereof.

          b. "Branch" shall mean a wholly-owned corporate entity or presence in a country or jurisdiction in the Licensed Territory.

          c. "BTAP" shall mean a company within the Licensed Territory in which BT holds directly or indirectly an interest in the equity share capital or with whom BT has a strategic relationship.

          d. "Customer" means a customer of the Wholesale Services or an end-user customer that accesses or uses the Licensed Databases via the HOLDCO Portals or via the Wholesale Services.

          e. "LOOKSMART Documentation" shall mean any technical documentation associated with or related to the Licensed Databases and delivered to HOLDCO by LOOKSMART hereunder.

          f. "Extension Period" shall mean the period commencing upon 01 April, 2001 and expiring on 31 March, 2002.

          g. "Initial Period" shall mean the period commencing on the Effective Date and expiring on 31 March, 2001.

          h. "Intellectual Property Rights" shall mean registered designs, copyright of any kind, database rights, rights (contractual or otherwise) to prevent disclosure or use of confidential information, and any other similar form of intellectual property or proprietary rights, statutory or otherwise, whether registrable or not and shall include applications for any of them.

          i. "JV Services Agreement" means that certain database development services agreement to be entered into between LOOKSMART and HOLDCO as described in Schedule 6 of the JV Agreement.

          j. "Licensed Databases" shall mean the Territory Databases and the LOOKSMART Databases collectively.

          k. "Licensed Territory" shall mean the countries identified as the Territory in the JV Agreement as of the Effective Date, and any other countries added to the Territory of the JV Agreement pursuant to the terms of the JV Agreement during the period when the LOOKSMART shareholding remains undiluted or with LOOKSMART's prior written consent.

          l. "LoCo" means an operating Subsidiary or Branch of HOLDCO in any given country in the Licensed Territory.

          m. "LOOKSMART Database" shall mean the web directory databases owned by LOOKSMART as at the Effective Date that are designed for use by Customers located in countries and/or languages outside the Licensed Territory, as further described in Exhibit A.

          n. "LOOKSMART Technology" shall mean know how, information, documentation, software, inventions and technology of any kind owned from time to time by LOOKSMART or which LOOKSMART is from time to time free to disclose or license that relates to HOLDCO's business as contemplated by the JV Agreement, including but not limited to that certain existing technology identified in Exhibit D, and any updates or new versions of such technology owned by LOOKSMART during the Term of this Agreement.

          o. LOOKSMART Newly Acquired Rights shall mean any intellectual property rights in LOOKSMART Technology which are acquired or licensed on an arms length basis by LOOKSMART under an assignment or license agreement executed subsequent to the Effective Date hereof.

          p. "Performance Objectives" shall mean the Performance Objectives to be attained by BT and/or the BTAPS as set forth in the JV Agreement.

          q. "Portal(s)" or "HOLDCO Portal(s)" means one or more Internet Web sites based on current and future Territory Databases and which aggregate general content and services designed primarily for use by customers in the Licensed Territory.

          r. "Remainder Period" shall mean the period commencing upon the date of transfer of the Territory Databases to HOLDCO pursuant to 2(c) of this Agreement continuing in perpetuity subject to termination in accordance with the terms of this Agreement.

          s. "Royalty Period" shall mean the period commencing upon the date of expiration of the Extension Period and continuing in perpetuity subject to termination in accordance with the terms of this Agreement.

          t. "Subsidiaries" means all current and future business entities of which HOLDCO owns, directly or indirectly, more than fifty percent (50%) of the equity securities or other equity interest granting voting rights exercisable in electing the management of the entities, for so long as such ownership exists.

          u. "Territory Databases" means those certain existing web directory databases identified in Exhibit B and any web directory databases that LOOKSMART develops pursuant to the terms of the JV Agreement, which databases are designed for use primarily by Customers located in one or more of the countries comprising the Licensed Territory.

          v. "Third Party Technology" shall mean know-how, information, documentation, software, inventions and technology of any kind owned by any third party and licensed from time to time by LOOKSMART that relates to the business of HOLDCO as contemplated by the JV Agreement including but not limited to the technology listed in Exhibit E.

          w. "URL Content" means the words or symbols which together make up an individual Universal Resource Locator (URL) and the content of any web pages which a customer may see after clicking on any URL listed in the Licensed Databases.

          x. "Wholesale Services" means any services offered to third parties by HOLDCO or a LoCo including, without limitation, homepage programming, search, licensing and syndication.

     2.   LICENSE OF DATABASES.
          --------------------

          a.   Exclusive License to Databases.  LOOKSMART hereby grants to
               ------------------------------
HOLDCO an exclusive, non-transferable, perpetual (subject to termination as set forth in this Agreement) license (i) to reproduce, use, modify and display and exploit (subject to the limitations and restrictions set forth in this Agreement and the JV Agreement) the LOOKSMART Database and the Territory Databases in connection with the development and operation of HOLDCO Portal services and Wholesale Services to Customers in the Licensed Territory; and (ii) to sublicense the license rights described in this Section 2(a) as set forth in
Section 2(d) below. In the event that during the Initial Period or the Extension Period, as applicable, BT and/or the BTAPs have met the Performance Objectives, LOOKSMART's ownership rights to the Territory Databases shall immediately be transferred to HOLDCO pursuant to the terms of the JV Agreement. The license to the LOOKSMART Database shall be subject to payment of the license fees and royalties set forth in Section 4(b) below, and the license to the Territory Databases shall be royalty-free subject to the provisions of Section 2(b) below.

          b.   Nonexclusive License to Databases.  Notwithstanding Section 2(a)
               ---------------------------------
above, in the event that upon expiration of the Extension Period BT and/or the BTAPs have not met the Performance Objectives, the foregoing licenses to the LOOKSMART Database and the Territory Databases shall be automatically converted to a nonexclusive basis as of such expiration date and shall continue for the duration of the Royalty Period, and the license to the Territory Databases shall automatically convert to a royalty-bearing license as of such expiration date, subject to agreement of the parties on a royalty as set forth in the following sentence. In the event that the foregoing licenses are converted to a nonexclusive basis, HOLDCO shall pay to LOOKSMART BARBADOS an operating royalty for the Territory Databases pursuant to Section 4(a) (the "Operating Royalty") which shall be fair and reasonable taking into account that HOLDCO will have funded the creation and development of the Territory Databases pursuant to the JV Services Agreement, which royalty rate shall in any event be no greater than LOOKSMART's Best Market Terms (as defined in the JV Agreement). In the event that at any time after the expiration of the Extension Period LOOKSMART offers or agrees a royalty rate to any third party for a comparable license arrangement which is lower than the Operating Royalty, then LOOKSMART shall inform HOLDCO promptly and at the option of HOLDCO the Operating Royalty shall be reduced to such lower royalty rate.

          c.   License to LOOKSMART Technology.  Subject to the terms and
               -------------------------------
conditions of this Agreement, LOOKSMART hereby grants to HOLDCO during the term of this Agreement a non-transferable license to use the LOOKSMART Technology in the Licensed Territory in connection with the development and operation of HOLDCO Portal services and Wholesale Services to Customers in the Licensed Territory using the Licensed Databases provided that in respect of LOOKSMART Newly Acquired Rights the parties shall agree fair and reasonable license fees having regard to the sums paid or payable by LOOKSMART for the licensing or acquisition of the rights and the arms-length fair market value of such license to HOLDCO. In the event that royalty or other third party costs would be incurred by LOOKSMART in connection with the license granted hereunder to any LOOKSMART Technology, such license shall only be effective in the event that HOLDCO elects in writing to acquire such license, and HOLDCO shall undertake to pay such costs. HOLDCO shall have the right to sublicense the LOOKSMART Technology to LoCos where HOLDCO has the right to sublicense the Licensed Databases pursuant to Section 2(d) below; provided that such sublicenses include confidentiality provisions at least as protective as the provisions of Section 7 hereof. The foregoing license shall be on an exclusive basis so long as the license to the LOOKSMART Database set forth above is exclusive and shall automatically convert to a nonexclusive basis at such time as the license to the LOOKSMART Database converts to a nonexclusive basis; provided, however, that with respect to the LOOKSMART Technology the foregoing exclusivity shall in no event subsist for longer than a maximum period of ten (10) years from the date on which the LOOKSMART Technology is first utilised to put a service on the market in the European Union, and for all improvements, updates or subsequent licenses of technology constituting LOOKSMART Technology or LOOKSMART Newly Acquired Rights under this Section 2(c), such exclusivity shall in no event subsist for longer than a maximum period of ten (10) years from the date on which these updates, improvements, or further licenses are first utilised to put a service on the market in the European Union. LOOKSMART shall disclose the LOOKSMART Technology and the Third Party Technology to HOLDCO as and when it is licensed, created or acquired and, in any event, LOOKSMART shall provide to HOLDCO at the end of each quarter a list of such LOOKSMART Technology and Third Party Technology which it has licensed, created or acquired during that quarter. LOOKSMART undertakes on request from HOLDCO at HOLDCO's expense to use reasonable endeavours to assist HOLDCO to obtain licenses for any Third Party Technology. Subject to Section 2(e) below, so long as the foregoing license is exclusive, LOOKSMART shall not for the period set out in this Section 2(c) exploit the LOOKSMART Technology in the Licensed Territory nor license any third party or customer to do so; provided, however, that nothing in this Agreement shall preclude LOOKSMART from using the LOOKSMART Technology to make the LOOKSMART Database accessible on a worldwide basis via the Internet. LOOKSMART warrants that the LOOKSMART Technology listed in Exhibit D is a complete list of LOOKSMART Technology as of the Effective Date hereof.

          d.   Sublicenses to LoCos.  LOOKSMART agrees that HOLDCO shall have
               --------------------
the right to grant sublicenses to LoCos for the purpose of enabling each such LoCo to exercise the license rights granted to HOLDCO in 2 (a), (b) and (c) in the country or countries of the Licensed Territory in which such LoCo does business and also as follows: (1) to use and supply copies and grant sublicenses in the Territory Databases to HOLDCO Wholesale Services customers (including LoCos and their Wholesale Services customers) in the Licensed Territory so that such Wholesale Services customers may offer service to their own end-user customers in the Licensed Territory; and (2) to license HOLDCO Wholesale Services customers (including LoCos and their Wholesale Services customers) in the Licensed Territory to enter into a linking agreement or other similar arrangement to permit a third-party Web site to link to the Licensed Databases residing at the HOLDCO or LoCo Web site(s), so long as such linking agreement or other similar arrangement does not grant any sublicense to the Licensed Databases, and so long as such arrangement is designed for and marketed to end user customers in the Licensed Territory. The foregoing right to grant sublicenses is subject to the compliance by HOLDCO with the following provisions: (i) such LoCo and Wholesale Customer sublicensees are identified in Exhibit C or HOLDCO provides LOOKSMART with written notice and an updated list of additional such sublicensees at least once per quarter, (ii) such sublicensees are contractually obligated to comply with the terms of this Agreement pursuant to reasonably appropriate written sublicense agreement at least as protective of the licensed rights as this Agreement, (iii) LOOKSMART is named as a third-party beneficiary of such written sublicense agreement, and
(iv) with respect to any LoCo sublicensee, such sublicense automatically terminates in the event that such LoCo at any time ceases to be a Subsidiary or Branch of HOLDCO except to the extent such cessation is due to compliance with director qualifying shares requirements or other local law restrictions on maximum ownership. Notwithstanding the granting of any sublicenses to LoCos or Wholesale Services customers pursuant to this Section 2(d), LOOKSMART's affirmative obligations hereunder will be limited to the HOLDCO entity designated as signatory to this Agreement. HOLDCO hereby guarantees the performance of its sublicensee LoCos under this Agreement and shall indemnify and hold LOOKSMART harmless from and against all losses, costs, liabilities and expenses arising out of or relating to any breach or default by such sublicensee LoCos of the terms of this Agreement, and HOLDCO will enforce or cause its LoCos to enforce, the provisions of such sublicense agreements against any Wholesale Services customer sublicensee.

          e.   Scope of Exclusive Rights.  So long as HOLDCO's license rights
               -------------------------
set forth in Section 2(a) remain on an exclusive basis, (i.e., unless and until such license rights are converted to a nonexclusive basis pursuant to Section 2(b) above or Section 2(g) below), LOOKSMART undertakes that it shall not use any Licensed Databases or any LOOKSMART Technology or extract any part of any Licensed Databases for use in the Licensed Territory for any purpose whatsoever or outside the Licensed Territory for the purpose of offering any service directed at any Customer located in the Licensed Territory and, in each case, shall not license any third party to do so; provided however, that nothing in this Agreement shall preclude LOOKSMART from making the LOOKSMART Database accessible on a worldwide basis only via the Internet.

          f.   Limitation on Holdco's Rights. The parties understand and agree
               -----------------------------
that any grant of a license to the Licensed Databases hereunder and any transfer of ownership in any of the Territory Databases pursuant to the terms of the JV Agreement is subject to those pre-existing obligations of LOOKSMART under its Agreement dated 04 December, 1998 with Microsoft Corporation, which are disclosed in Schedule 9 of the JV Agreement.

          g.   Territorial Changes. In the event that the Territory of the JV
               -------------------
Agreement is changed without LOOKSMART's prior written consent at any time when the LOOKSMART shareholding in the joint venture has become diluted, the licenses granted by LOOKSMART to HOLDCO under this Section 2 shall automatically convert to a nonexclusive basis.

          h.   Effect of Transfer of JV Shares.  Upon a transfer of LOOKSMART's
               -------------------------------
shares in HOLDCO pursuant to Section 20 of the JV Agreement, or at such time as LOOKSMART disposes of all of its ownership interest in HOLDCO after an initial public offering of HOLDCO shares, the licenses granted by LOOKSMART to HOLDCO to use the LOOKSMART Database will extend for 180 days following the transfer and shall terminate upon the expiration of such 180 day period. Prior to the end of such period, LOOKSMART shall offer to grant to HOLDCO a non-exclusive license at a royalty rate that is on Best Market Terms (as defined in the JV Agreement) to use the LOOKSMART Database for a period of twelve (12) months following such 180 day period. In addition, if BT and/or the BTAPs have failed to meet the Performance Objectives prior to such transfer of shares, the non-exclusive license granted by LOOKSMART to HOLDCO to use the Territory Databases referred to Section 2(b) above shall apply and shall continue in perpetuity subject to termination in accordance with the terms of this Agreement, and HOLDCO shall pay the Operating Royalty described in Section 2(b) above.

          i.   Limitation on License Rights. HOLDCO agrees that it will not
               ----------------------------
itself, or through any LoCo sublicensee or other third party: (i) encumber the LOOKSMART Database or, for the term of the license, the Territory Databases (ii) attempt to decompile, disassemble or reverse engineer the LOOKSMART Technology, the LOOKSMART Database or, for the term of the license, the Territory Databases in whole or in part, except and only to the extent that a restriction on any such actions is expressly prohibited by local law; or except as expressly permitted under the licenses granted hereunder take any other action that HOLDCO would reasonably know to be in derogation of LOOKSMART's or its licensors' intellectual property rights licensed hereunder; (iii) provide, disclose, divulge or make available to, or permit use of the LOOKSMART Technology by any party other than HOLDCO or LoCo sublicensees; (iv) modify or alter the editorial review text of the LOOKSMART Database or, for the term of the license, the Territory Databases, without LOOKSMART's prior written consent; or (v) remove, obscure, or alter LOOKSMART's copyright notice, trademarks, or other proprietary rights notices affixed to or contained within the LOOKSMART Technology, the LOOKSMART Database or Documentation or, for the term of the license, the Territory Databases or Documentation. With respect to subpart (ii) above, information necessary to achieve interoperability of the Licensed Databases with other programs within the meaning of the EC Directive on the Legal Protection of Computer Programs will be made available from LOOKSMART upon written request, to the extent applicable and required by local law.

          j.   Reservation of Rights; Ownership. All rights not expressly
               --------------------------------
granted hereunder are reserved by LOOKSMART. This Agreement does not authorize or imply any rights of use other than as expressly set forth herein. LOOKSMART retains ownership of the LOOKSMART Database and the LOOKSMART Technology and all right, title and interest therein, including without limitation all Intellectual Property Rights therein, and HOLDCO acknowledges and agrees that it is acquiring only a limited right to use the LOOKSMART Database and the LOOKSMART Technology as licensed hereunder. Unless and until transferred to HOLDCO pursuant to the terms of the JV Agreement, LOOKSMART retains ownership of the Territory Databases, and all right, title and interest therein, including without limitation all Intellectual Property Rights therein, and unless and until the Territory Databases are transferred to HOLDCO, HOLDCO acknowledges and agrees that it is acquiring only a limited right to use the Territory Databases as licensed hereunder.

          k.   Delivery of Databases. LOOKSMART shall deliver to HOLDCO within
               ---------------------
ten (10) business days after the Effective Date, one (1) copy of the LOOKSMART Database and one (1) copy of the existing Territory Databases identified in B, along with one (1) copy of any Documentation. LOOKSMART will deliver updates and new versions of LOOKSMART Databases and LOOKSMART Technology as they are put into use or issued.

          l.   HOLDCO License Grant.  Subject  to the exclusivity provisions of
               --------------------
Section 2 hereof, HOLDCO hereby grants to LOOKSMART or a designated wholly-owned member of the LOOK Group (as defined in the JV Agreement) a non-exclusive, perpetual, royalty-free right and license to integrate all Territory Databases now or hereafter licensed or owned by HOLDCO and created or designed pursuant to LOOKSMART editorial standards, including without limitation the English language Territory Databases for the United Kingdom, Singapore, Malaysia, and Hong Kong, into the LOOKSMART Database, and to reproduce, distribute, use, modify, display and exploit such Territory Databases as part of the LOOKSMART Database, including without limitation the right to grant sublicenses as part of sublicensing the LOOKSMART Database; provided, however, that nothing in this Agreement shall preclude LOOKSMART from making the LOOKSMART Database (including such Territory Databases as part thereof) accessible on a worldwide basis only via the Internet. LOOKSMART may not offer, supply or display the Territory Databases licensed in this Section 2(l) as a stand-alone database; the Territory Databases are provided on an as is basis with no warranty and HOLDCO shall have no liability arising from their use by LOOKSMART. LOOKSMART agrees that while licensed under this section it will not itself or through any third party (i) encumber the Territory Databases or (ii) attempt to decompile, disassemble or reverse engineer the Territory Databases in whole or in party, except and only to the extent that a restriction on any such actions is expressly prohibited by local law, or except as expressly permitted under the license granted hereunder take any other action that LOOKSMART would reasonably know to be in derogation of HOLDCO's or its licensors' intellectual property rights licensed hereunder. In addition to the license granted to LOOKSMART by HOLDCO above, HOLDCO also grants LOOKSMART a nonexclusive, perpetual, irrevocable, non-terminable, royalty-free right and license to supply copies to Microsoft Corporation of any and all Territory Databases, and all other HOLDCO databases whether created by or for or owned by or licensed to HOLDCO or its wholly-owned Subsidiaries during the term of the JV Agreement, for use consistent with Schedule 9 of the JV Agreement under LOOKSMART's agreement with Microsoft dated 04 December, 1998 and only to the extent necessary to comply with the said agreement.

     3.   ADDITIONAL OBLIGATIONS OF HOLDCO AND LOOKSMART.
          ----------------------------------------------

          a.   Standard of Business Practices  HOLDCO shall comply with all laws
               ------------------------------
and regulations relating or pertaining to the exercise of the rights licensed and/or transferred under this Agreement in the Licensed Territory, and shall comply with the regulations and directives of any regulatory agencies which shall have jurisdiction over the exercise of the rights licensed and/or transferred under this Agreement.

          b.   Representations of HOLDCO and LOOKSMART.  Each party represents
               ---------------------------------------
and warrants on a continuous basis that it is duly organized, validly existing and in good standing under the laws of the country of organization first set forth above; it has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder; its execution, delivery and performance of this Agreement have been duly and properly authorized by all necessary actions and this Agreement constitutes its valid and binding obligation, enforceable against it in accordance with its terms; and its execution, delivery and performance of this Agreement will not, with or without the giving of notice or passage of time, or both, conflict with, or result in a default or loss of rights under, any provision of or any other material agreement to which it is a party or by which it or any of its material properties may be bound.

          c.   Intellectual Property Registrations and Government Approvals.
               ------------------------------------------------------------
HOLDCO shall give LOOKSMART reasonable assistance with any registrations or filings required to obtain copyright, or other Intellectual Property Rights protection, in the Licensed Databases and/or the LOOKSMART Technology, in the Licensed Territory, and to obtain any necessary government approvals that may be required with respect to this Agreement. Each party shall be responsible for all fees or expenses which it incurs in connection with such intellectual property registrations or filings so long as the licenses granted to HOLDCO hereunder are exclusive. In addition, HOLDCO shall be responsible for all fees or expenses incurred in connection with obtaining any necessary government approvals with respect to this Agreement.

     4.   ROYALTIES AND PAYMENT TERMS.
          ---------------------------

          a.   Territory Database Operating Royalty.  During the Royalty Period,
               ------------------------------------
HOLDCO shall pay LOOKSMART BARBADOS the Operating Royalty pursuant to Section 2(b) above.

          b.   LOOKSMART Database License Fee.  During the term of this
               ------------------------------
Agreement, HOLDCO shall pay LOOKSMART USA in consideration of the licensing of the LOOKSMART Database and the LOOKSMART Technology hereunder an annual, non-refundable license fee ("License Fee"), which shall be payable no later than ten
(10) business days after the Effective Date and each anniversary thereof in a net amount equal to:

                    A. [* * *] US Dollars (US$[* * *]) for the initial Annual Period.

                    B. [* * *] US Dollars (US$[* * *]) for each subsequent Annual Period. Notwithstanding the foregoing, the annual US$[* * *]

          c.   CPM Royalty.  In addition to the license fees set forth in
               -----------
subpart (b) above, during the term of this Agreement, in consideration of the licensing of the LOOKSMART Database and the LOOKSMART Technology hereunder, HOLDCO shall pay LOOKSMART USA a royalty "(CPM Royalty") in an amount equal to a net payment of US$[* * *] CPM (Cost Per Thousand) for LOOKSMART Database pages served in the Licensed Territory by or for HOLDCO or any LoCo; provided, however, that such royalty shall not be payable unless and until the total LOOKSMART Database pages served in the Licensed Territory equals or exceeds
[* * *] [* * *] pages per month. In any month in which such minimum page view threshold is not met, there shall be no royalty due. In any month in which such minimum page view threshold is met, the royalty shall be due on all pages served in such month over [* * *] [* * *] pages. Notwithstanding the foregoing, in the event that the total number of Internet users in the Licensed Territory increases or decreases in any month, then the threshold amount for such month shall increase or decrease proportionately to reflect the applicable percentage increase or decrease in the total number of Internet users in the Licensed Territory. For the avoidance of doubt, by way of an example, if the total number of Internet users in the Licensed Territory increases by [* * *] in a given month, then the minimum page view threshold shall be increased to [* * *]. The benchmark date for measurement of any increase or decrease in the total number of Internet users shall be the date upon which HOLDCO begins to serve LOOKSMART Database pages via a HOLDCO URL. The parties will mutually agree upon a third-party research publication generally accepted as reliable in the Internet industry to be used to determine the monthly total number of Internet users in the Licensed Territory.

          d.   Royalty Statements.  Within thirty (30) days after the end of
               ------------------
each calendar quarter during the term of this Agreement, HOLDCO shall deliver to LOOKSMART a written statement setting forth an itemized report for the preceding calendar quarter, together with full payment of the applicable Operating Royalties ("Royalties") shown on such statements to be due in accordance herewith. A statement shall be issued regardless of whether any Royalties are then due. Each statement shall contain information on the calculation of the Royalties accrued with respect to the applicable quarter, which information shall be categorized by country, by the entity generating the revenue (HOLDCO or the applicable LoCo) and by revenue source (e.g., advertising, sponsorship, license, e-commerce revenue, etc.), and shall contain such supporting or additional information as LOOKSMART may from time to time reasonably request. All payments required hereunder shall be made in United States Dollars, unless otherwise designated by LOOKSMART, by wire transfer to the account of LOOKSMART in accordance with such instructions as LOOKSMART may from time to time provide to HOLDCO. HOLDCO shall be solely responsible for all costs of any currency conversion to United States Dollars, and such costs shall not reduce the amounts due to LOOKSMART hereunder. Acceptance of Royalties by LOOKSMART shall not preclude LOOKSMART from questioning the correctness of any statement at any time within two (2) years after the date of the applicable statement. All Royalties shall be made without set-off of any amount whatsoever, whether based upon any claimed debt or liability of LOOKSMART to HOLDCO.

          e.   Accounting and Audit Rights.  HOLDCO shall keep and maintain full
               ---------------------------
and accurate books of account and records covering all transactions relating to the calculation of the Royalties. LOOKSMART or its designees shall be entitled to audit and inspect such books and records on a quarterly basis during or after the term of this Agreement during reasonable business hours and in each case upon five (5) days prior written notice to HOLDCO, and make copies and summaries of such books and records. All such books of account and records shall be retained by HOLDCO for a minimum of two (2) years after expiration or termination of this Agreement. If LOOKSMART or its duly authorized representative discovers a deficiency in the Royalties paid to LOOKSMART pursuant to any Royalty statement in the period under audit (an "Audit Deficiency"), HOLDCO shall promptly pay such Audit Deficiency to LOOKSMART and, if such Audit

Deficiency is five percent (5%) or more of the Royalties paid to LOOKSMART pursuant to any Royalty statement in such audit period, HOLDCO shall promptly pay the reasonable, out-of-pocket costs and expenses incurred by LOOKSMART in connection with such audit.

          f.   Late Payments.  HOLDCO shall pay interest on any Audit
               -------------
Deficiency, as well as on all unpaid and overdue License Fees or Royalty payments hereunder, at 1.5% per month or the maximum legal rate, whichever is less, compounded annually at that rate from time to time in effect and calculated from the date on which such payment was due.

          g.   Taxes.  All payments made by HOLDCO in respect of fees and
               -----
royalties hereunder shall be made without any deduction except for any income tax which HOLDCO is required to withhold at source under HOLDCO's domiciliary law. Such income tax shall be borne by LOOKSMART, if HOLDCO does all things necessary (including giving proper evidence as to payment) to enable LOOKSMART to claim exemption from it under any Treaty between HOLDCO's country of domicile and LOOKSMART's country of domicile to avoid double taxation. LOOKSMART shall pay all income taxes imposed on it by its own domestic law.

     5.   WARRANTY AND DISCLAIMER.
          -----------------------

          a. LOOKSMART warrants that the LOOKSMART Database and the existing Territory Databases identified in Exhibit B substantially conform to the Database Standards set forth in Exhibit F.

          b. LOOKSMART warrants that to the best of its knowledge in the creation of the Licensed Databases it has not infringed and shall not infringe the Intellectual Property Rights of any third party.

          c. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 5(a)and (b) ABOVE, THE LICENSED DATABASES AND THE LOOKSMART TECHNOLOGY ARE LICENSED ON AN "AS IS" BASIS WITH ALL FAULTS, AND ANY AND ALL IMPLIED WARRANTIES WITH RESPECT THERETO ARE HEREBY DISCLAIMED TO THE FULLEST EXTENT PERMITTED BY LAW, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. LOOKSMART DOES NOT WARRANT THAT THE LICENSED DATABASES WILL BE FREE FROM ERRORS.

     6.   INDEMNIFICATION OBLIGATIONS
          ---------------------------

          a.   Indemnification by LOOKSMART.  LOOKSMART will indemnify, defend
               ----------------------------
and hold harmless HOLDCO, its parents, subsidiaries, affiliates and each of their respective successors and permitted assigns, directors, officers, employees, representatives, agents, consultants and contractors (herein "HOLDCO Indemnitees") in respect of any and all losses, claims, suits, proceedings, liabilities, causes of action, damages, costs, expenses (including reasonable attorneys' fees and expenses) to the extent arising out of or relating to any third-party claim on the issue of infringement or alleged infringement by the Licensed Databases of such third-party's Intellectual Property Rights, but excluding any claim arising from or related to any URL Content that is contained in the Licensed Databases, and also excluding the content of any databases to the extent that such content is supplied to LOOKSMART by HOLDCO or its designees, and subject to the limitations hereinafter set forth. LOOKSMART shall have sole control of the defense of any such action and any settlement negotiations, and LOOKSMART agrees to pay, subject to the limitations hereinafter set forth, any final judgment entered against HOLDCO on such issue in any such suit or proceeding. HOLDCO agrees to notify LOOKSMART promptly in writing of such claim, suit or proceeding and to give LOOKSMART authority to proceed as contemplated herein, and, at LOOKSMART's expense, give LOOKSMART information and assistance reasonably necessary to settle and/or defend any such claim, suit or proceeding. If the Licensed Databases in whole or in part, are, or in the opinion of LOOKSMART may become, the subject of any claim, suit or proceeding for infringement of any Intellectual Property Right, LOOKSMART shall have the right to withdraw the applicable portion of the Licensed Databases that is the subject of such claim from the scope of the license in the particular country or countries in which such infringement claim arose. LOOKSMART shall use reasonable commercial efforts to replace such infringing portion with a reasonable substitute.

          b.   Limitation.  The provisions of Section 6(a) above shall not apply
               ----------
to the extent that (i) any infringement arises from any combination, method or process in which any of the Licensed Databases may be used but not covering the Licensed Databases when used alone, including without limitation any infringement arising from the use in combination with software belonging to third parties, regardless of whether such software may be necessary to the use or modification of, or compatible with, the Licensed Databases, (ii) any infringement arises from the modification or servicing of the Licensed Databases, or any part thereof, unless such modification or servicing was performed by LOOKSMART, (iii) any infringement arises from the failure of HOLDCO to implement any changes to the Licensed Databases within a reasonable period, if the infringement would have been avoided by the use of such changes; provided, however, that with respect to any changes that LOOKSMART notifies HOLDCO in writing are made as a result of a potential or existing infringement claim, such changes shall be implemented on an expedited basis including take-down of any potentially infringing material from HOLDCO's own servers within 48 hours after written notice from LOOKSMART; (iv) any trademark infringement arising from any marking or branding included in the Licensed Databases; or (iv) any infringement arises from uses of the Licensed Databases which do not comply with the uses permitted under this Agreement.

          c.   Entire Liability. The foregoing provisions of this Section 6
               ----------------
state the obligations of LOOKSMART and the exclusive remedy of HOLDCO and its customers, with respect to any alleged infringement of patents, copyrights, trademarks or other intellectual property rights by the rights licensed or granted hereunder or any part thereof.

          d.   Indemnification by HOLDCO.  HOLDCO will indemnify, defend and
               -------------------------
hold harmless LOOKSMART, its parents, subsidiaries, affiliates, and each of their respective successors and permitted assigns, directors, officers, employees, representatives, agents, consultants, and contractors (herein, "LOOKSMART Indemnitees") in respect of any and all losses, claims, suits, proceedings, liabilities, causes of action, damages, costs, expenses (including reasonable attorneys' fees and expenses) arising out of or relating to any third party claim on the issue of infringement or alleged infringement of such third-party's Intellectual Property Rights, to the extent arising out of or relating to any modifications or developments made by HOLDCO or its customers to the Licensed Databases or the LOOKSMART Technology ("HOLDCO Modifications"), but excluding any claim arising from or related to any URL Content that is contained in the HOLDCO Modifications. HOLDCO shall have sole control of the defense of any such action and any settlement negotiations, and HOLDCO agrees to pay, subject to the limitations hereinafter set forth, any final judgment entered against LOOKSMART Indemnitees on such issue in any such suit or proceeding. LOOKSMART agrees to notify HOLDCO promptly in writing of such claim, suit or proceeding and to give HOLDCO authority to proceed as contemplated herein, and, at HOLDCO's expense, give HOLDCO information and assistance reasonably necessary to settle and/or defend any such claim, suit or proceeding. The foregoing indemnification obligations shall not apply to the extent that (i) any infringement arises from any combination, method or process in which any of the HOLDCO Modifications may be used but not covering the HOLDCO Modifications when used alone, including without limitation any infringement arising from the use in combination with software belonging to third parties, regardless of whether such software may be necessary to the use or modification of, or compatible with, the HOLDCO Modifications; and (ii) any infringement arises from the failure of LOOKSMART to implement any changes to the HOLDCO Modifications within a reasonable period, if the infringement would have been avoided by the use of such changes; provided, however, that with respect to any changes that HOLDCO notifies LOOKSMART in writing are made as a result of a potential or existing infringement claim, such changes shall be implemented on an expedited basis including take-down of any potentially infringing material from LOOKSMART's own servers within 48 hours after written notice from HOLDCO. The foregoing provisions of this Section 6(d) state the obligations of HOLDCO and the exclusive remedy of LOOKSMART with respect to any alleged infringement of patents, copyrights, trademarks or other intellectual property rights by the HOLDCO Modifications.

     7.   CONFIDENTIAL INFORMATION
          ------------------------

          a.   Confidential Information.  "LOOKSMART Confidential Information"
               ------------------------
means this Agreement and its Exhibits, any addenda hereto signed by both parties, the LOOKSMART Technology, the LOOKSMART Databases, the Territory Databases (prior to transfer of ownership to HOLDCO), the Documentation, and all specifications, all knowledge and know-how inherent to the foregoing, as well as the knowledge and know-how that is applied to the configuration of the foregoing, and any other proprietary information supplied to HOLDCO by LOOKSMART hereunder.

          b.   Nondisclosure Obligations.  HOLDCO acknowledges that the
               -------------------------
LOOKSMART Confidential Information constitutes valuable trade secrets of LOOKSMART and HOLDCO agrees that it shall use the Confidential Information solely in accordance with the provisions of this Agreement and save where necessary for the exercise of the licenses granted hereunder will not disclose, or permit to be disclosed, directly or indirectly, to any third party without LOOKSMART's prior written consent. Any disclosure permitted hereunder shall be made under the terms of a confidentiality agreement at least as protective of the confidential information as this Agreement.

HOLDCO agrees to exercise the same standard of care in protecting the LOOKSMART Confidential Information from unauthorized use and disclosure that it uses to protect its own most valuable confidential information, but in no event less than reasonable care. However, HOLDCO bears no responsibility for safeguarding information that is publicly available, already in HOLDCO's possession and not subject to a confidentiality obligation, obtained by HOLDCO from third parties without restrictions on disclosure, or required to be disclosed by order of a court or other governmental entity after opportunity for LOOKSMART to seek confidential treatment or a protective order.

          c.   Confidential Information.  "HOLDCO Confidential Information"
               ------------------------
means this Agreement and its Exhibits, any addenda hereto signed by both parties, the Territory Databases (after transfer of ownership to HOLDCO), the HOLDCO Documentation, and all specifications, all knowledge and know-how inherent to the foregoing, as well as the knowledge and know-how that is applied to the configuration of the foregoing, and any other proprietary information supplied to LOOKSMART by HOLDCO hereunder.

          d.   Nondisclosure Obligations. LOOKSMART acknowledges that the HOLDCO
               -------------------------
Confidential Information constitutes valuable trade secrets of HOLDCO and LOOKSMART agrees that it shall use the Confidential Information solely in accordance with the provisions of this Agreement and save where necessary for the exercise of the licenses granted hereunder will not disclose, or permit to be disclosed, directly or indirectly, to any third party without HOLDCO prior written consent. Any disclosure permitted hereunder shall be made under the terms of a confidentiality agreement at least as protective of the confidential information as this Agreement. LOOKSMART agrees to exercise the same standard of care in protecting the HOLDCO Confidential Information from unauthorized use and disclosure that it uses to protect its own most valuable confidential information, but in no event less than reasonable care. However, LOOKSMART bears no responsibility for safeguarding information that is publicly available, already in LOOKSMART's possession and not subject to a confidentiality obligation, obtained by LOOKSMART from third parties without restrictions on disclosure, or required to be disclosed by order of a court or other governmental entity after opportunity for HOLDCO to seek confidential treatment or a protective order. In addition, LOOKSMART agrees to maintain the confidentiality of the Territory Databases prior to their transfer to HOLDCO so long as HOLDCO's license thereto remains on an exclusive basis.

     8.   TERM AND TERMINATION.  This Agreement shall commence upon the
          --------------------
Effective Date and continue until terminated in accordance with the provisions of this Agreement.

          a.   Mutual Agreement.  This Agreement may be terminated pursuant to
               ----------------
the mutual, written agreement of the parties.

          b.   Termination for Default. If either party defaults in the
               -----------------------
performance of any material provision of this Agreement, then the non-defaulting party may refer the default to non-binding dispute resolution in accordance with
Section 11.6 of the JV Agreement. Notwithstanding the foregoing, in the event that the parties fail to resolve such dispute within thirty (30) days pursuant to such dispute resolution procedure, the non-defaulting party may give written notice to the defaulting party that if the default is not cured within thirty (30) days the Agreement will be terminated. If the non-defaulting party gives such notice and the default is not cured during such thirty (30) day period, then the Agreement shall automatically terminate at the end of that period.

          c.   Termination for Insolvency of HOLDCO.  This Agreement may be
               ------------------------------------
terminated by LOOKSMART, on written notice, (i) upon the institution by or against HOLDCO of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of HOLDCO's debts, (ii) upon HOLDCO's making an assignment for the benefit of creditors, or (iii) upon HOLDCO's dissolution, winding up or ceasing to conduct business in the normal course, or any other termination of the JV Agreement.

          d.   Return of Materials.  Within thirty (30) days after the
               -------------------
expiration or termination of this Agreement for any reason whatsoever, HOLDCO shall de-install all copies of the LOOKSMART Database, Territory Databases (unless previously transferred to HOLDCO pursuant to the terms of the JV Agreement), Documentation, and LOOKSMART Technology, and, at LOOKSMART's election, return or destroy all copies of the foregoing, and any other LOOKSMART Confidential Information, or other items owned by LOOKSMART in HOLDCO's possession or control. LOOKSMART shall in the same manner return or destroy all copies of the HOLDCO Confidential Information (other than the Territory Databases if owned by HOLDCO), or other items owned by HOLDCO in LOOKSMART's possession or control. Effective upon the termination of this Agreement, each party shall cease to use any or all of the foregoing belonging to the other party, except as permitted by Section 7.6 of the JV Agreement. Each party shall furnish the other party with a certificate signed by a duly authorized executive officer of such party verifying that the same has been done and that none of the foregoing is being used or retained on any computer or storage device.

          e.   Survival of Certain Terms. The provisions of Sections 1, 2(g),
               -------------------------
2(j), 2(l), 4(e), 5, 6, 7, , 8(d), 9(a)--(l), (n) and 10 shall survive the expiration or termination of this Agreement for any reason. All other rights and obligations of the parties shall cease upon termination of this Agreement.

     9.   MISCELLANEOUS PROVISIONS.
          ------------------------

          a.   Resolution of Disputes.  Any dispute, controversy or claim
               ----------------------
arising out of or relating to this Agreement or to a breach hereof, including the interpretation, performance or termination, shall be submitted for non-binding dispute resolution in accordance with the dispute resolution procedures set forth in Section 11.6 of the JV Agreement.

          b.   Injunctive Relief.  Notwithstanding Section 9(a) above, each
               -----------------
party shall have the right to institute judicial proceedings against the other party or anyone acting by, through or under such other party in order to seek injunctive or other equitable relief in order to restrain an actual or threatened breach of the provisions of Section 2 or 7. The prevailing party in any such legal action for injunctive or equitable relief shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including court costs and reasonable attorneys' fees. With respect to any such legal action for injunctive or equitable relief, the Courts of

England shall have nonexclusive jurisdiction. The service of process or of any other papers with respect to such proceedings upon either party by certified or registered mail in accordance with the notice provisions of Section 9(e) below shall for all purposes constitute good, proper and effective in personam service.

          c.   Governing Laws.  The validity, construction and enforceability of
               --------------
this Agreement shall be governed in all respects by the laws of England, without reference to conflict of law principles. For the avoidance of doubt, the rights and obligations of the parties under this Agreement shall not be governed by the 1980 United Nations Convention on Contracts for the International Sale of Goods.

          d.   Publicity.  LOOKSMART and HOLDCO shall consult with each other
               ---------
before issuing any press releases or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby. Neither LOOKSMART nor HOLDCO shall issue any such press release or make any public statement without the agreement of the other party, except as may be required by law.

          e.   Notices. All notices required hereunder shall be given in
               -------
accordance with the terms of Section 35 of the JV Agreement.

          f.   Severability.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement should be invalid under applicable law, such provision or portion of such provision shall be ineffective to the extent of such invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement. and the parties shall, in good faith, take all necessary steps to replace or amend the relevant provision(s) with one which fulfils as closely as possible the same commercial imperatives as the original clause and/or pursue any other appropriate routes to secure these original commercial imperatives while complying with the relevant laws

          g.   Waiver.  A provision of this Agreement may be waived only by a
               ------
written instrument executed by the party entitled to the benefit of such provision. The failure of any party at any time to require performance of any provision of this Agreement shall in no manner affect such party's right at a later time to enforce the same. A waiver of any breach of any provision of this Agreement shall not be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement.

          h.   Further Assurances.  The parties shall each perform such acts,
               ------------------
execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the transactions contemplated by this Agreement.

          i.   Subject Headings; Interpretation; Counterparts.  The subject
               ----------------------------------------------
headings of the sections of this Agreement are included for the purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions. In this Agreement, words and terms shall be read and construed in accordance with trade, custom and usage in the Internet and e-commerce business in the United Kingdom. This Agreement may be executed in counterparts. Each executed counterpart may be delivered to the other party by facsimile and copies bearing the facsimile signature of a party will constitute a valid and binding execution and delivery of this Agreement.

          j.   Entire Agreement. This Agreement, including the Exhibits attached
               ----------------
hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, communications and understandings between them with respect thereto, including without limitation as set forth in that certain agreement between LOOKSMART and BT dated 08 November 1999. No modification of this Agreement shall be effective without the mutual written agreement of both parties. No terms or conditions of any purchase order, acknowledgment or other business form that HOLDCO may use in connection with the acquisition or licensing of the Licensed Rights will have any effect on the rights and obligations of the parties hereunder, or otherwise modify this Agreement, regardless of any failure by LOOKSMART to object to such terms or conditions.

          k.   Independent Contractors.  The relationship of LOOKSMART and
               -----------------------
HOLDCO established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other, (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or (iii) allow HOLDCO to create or assume any obligation on behalf of LOOKSMART for any purpose whatsoever. All financial obligations associated with HOLDCO's business are the sole responsibility of HOLDCO. All sales and other transactions or agreements between HOLDCO and its customers are HOLDCO's exclusive responsibility and shall have no effect on HOLDCO's obligations under this Agreement. Each party (the "indemnifying party") shall be solely responsible for, and shall indemnify and hold the other free and harmless from, any and all claims, damages or lawsuits (including reasonable attorneys' fees) arising out of the negligence or other tortious conduct of the indemnifying party, its employees or its agents.

          l.   Nonassignability and Binding Effect.  A mutually agreed
               -----------------------------------
consideration for LOOKSMART's entering into this Agreement is the reputation, business standing, and goodwill honored and enjoyed by HOLDCO under its present ownership, and, accordingly, HOLDCO agrees that its license and other rights and obligations under this Agreement may not be transferred or assigned, whether by operation of law or otherwise, without the prior written consent of LOOKSMART; provided, however that such consent shall not be required in connection with a transfer or assignment of this Agreement to a wholly-owned Subsidiary of HOLDCO, or to a company of which HOLDCO is a wholly-owned Subsidiary, provided, that
advance written notice thereof shall be required.   Subject to the foregoing
sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

          m.   Force Majeure.  Except for payment obligations hereunder, neither
               -------------
party shall incur liability to the other party due to any delay or failure in performance hereunder caused by reason of any occurrence or contingency beyond its reasonable control, including but not limited to failure of suppliers, strikes, lockouts or other labor disputes, riots, acts of war or civil unrest, earthquake, fire, the elements or acts of God, novelty of product manufacture, unanticipated product development problems, or governmental restrictions or other legal requirements; provided, that such party notifies the other party in writing immediately upon commencement of such event and makes diligent efforts to resume performance immediately upon cessation of such event. In the event such events continue for a period of one hundred eighty (180) days in the aggregate, the other party shall have the right to terminate this Agreement upon written notice to such party.

          n.   Language.  This Agreement is in the English language only, which
               --------
language shall be controlling in all respects, and all versions hereof in any other language shall not be binding on the parties hereto. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

          o.   Compliance With Laws.  HOLDCO shall, at its own expense, pay all
               --------------------
import and export licenses and permits, pay customs charges and duty fees, and take all other actions required to accomplish the export, import and use of the Licensed Databases in the Licensed Territory. HOLDCO shall ensure compliance with any applicable laws relating to its activities under the terms of this Agreement, including, without limitation, any applicable stock exchange or self-regulatory organization rules and regulations in connection with the brokering of financial instruments.

          p.   Government Regulations.   The parties acknowledge that either
               ----------------------
of them may be subject to regulation by agencies of the various sovereign governments, which may prohibit use, export, re-export or diversion of certain products and technology to certain countries within the Licensed Territory. Any and all obligations of the parties to provide the Licensed Databases, LOOKSMART Technology, Documentation, or any media in which any of the foregoing is contained, as well as any other technical assistance shall be subject in all respects to such applicable laws and regulations as shall from time to time govern the license and delivery of technology and products. The parties agree to cooperate with each other, including, without limitation, providing required documentation, in order to obtain any necessary export licenses or exemptions therefrom. Each party warrants that it will comply with all such applicable laws and regulations governing use, exportation and reexportation in effect from time to time.

    10.   LIMITATION OF LIABILITY. EXCEPT WITH RESPECT TO DAMAGES PAYABLE TO
          -----------------------
THIRD PARTIES UNDER INDEMNIFICATION OBLIGATIONS, IN NO EVENT SHALL ANY PARTY BE LIABLE TO ANY OTHER PARTY OR ANY OTHER ENTITY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT OR RELIANCE DAMAGES, HOWEVER CAUSED, WHETHER FOR BREACH OF CONTRACT, NEGLIGENCE OR UNDER ANY OTHER LEGAL THEORY, WHETHER FORESEEABLE OR NOT AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. IN NO EVENT SHALL ANY PARTY BE LIABLE FOR LOST DATA, LOST PROFITS, BUSINESS INTERRUPTION, FAILURE OF THE TECHNOLOGY OR DATABASES, OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS BY ANYONE. THE PARTIES

AGREE THAT THESE LIMITATIONS OF LIABILITY ARE AGREED ALLOCATIONS OF RISK AND ARE REFLECTED IN THE CONSIDERATION AGREED UPON BY THE PARTIES.



Remainder of page intentionally left blank.
------------------------------------------

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized.

BT LOOKSMART, LTD.                        LOOKSMART, LTD.



By:________________________________       By:________________________________
               (Signature)                            (Signature)

Name:______________________________       Name:______________________________
             (Print or Type)                         (Print or Type)

Title:_____________________________       Title:_____________________________



LOOKSMART (BARBADOS), INC.


By:________________________________
               (Signature)

Name:______________________________
             (Print or Type)

Title:_____________________________

List of Exhibits:
----------------



Exhibit A:  LOOKSMART Database
------------------------------

Exhibit B:  Existing Territory Databases
----------------------------------------

Exhibit C:  Sublicensees
------------------------

Exhibit D:  Existing LOOKSMART Technology
-----------------------------------------

Exhibit E:  Existing Third Party Technology
-------------------------------------------

Exhibit F:  Database Standards
------------------------------

                                   EXHIBIT A
                                   ---------

                              LOOKSMART DATABASE
                              ------------------


LOOKSMART Database means the "World Edition" version of LOOKSMART's directory. The "World Edition" version is LOOKSMART's primary, English language directory of worldwide web URL links with editorial descriptions. The LOOKSMART Database does not include, at present or at any time during the term of this Agreement, any of LOOKSMART's local editions, any non-United States editions other than Canada, or any third-party directories.

Documentation means technical documents that define the database table structure and fields.

                                   EXHIBIT B
                                   ---------

                         EXISTING TERRITORY DATABASES
                         ----------------------------


                                    Belgium

                                    Denmark

                                  Netherlands

                                    Finland

                                     France

                                     Italy

                                     Japan

                                     Korea

                                    Malaysia

                                  New Zealand

                                     Norway

                                   Singapore

                                     Spain

                                     Sweden

                                 United Kingdom

                                   EXHIBIT C
                                   ---------

                                 SUBLICENSEES
                                 ------------



                                     None

                                   EXHIBIT D
                                   ---------

                         EXISTING LOOKSMART TECHNOLOGY
                         -----------------------------

Software/Application            Functionality                                           Source         Department
---------------------------------------------------------------------------------------------------------------------------

                                                              [* * *]


[* * *] - Confidential Treatment Requested

                                   EXHIBIT E
                                   ---------

                        EXISTING THIRD PARTY TECHNOLOGY
                        -------------------------------


Software/Application          Functionality                                   Source                  Department
-----------------------------------------------------------------------------------------------------------------------

                                                              [* * *]


[* * *] - Confidential Treatment Requested
                                    [* * *]

                                   EXHIBIT F
                                   ---------

                              DATABASE STANDARDS
                              ------------------



The following words shall have the following meanings:

"Links":  URL links with any accompanying editorial descriptions

"Inactive Link" means a URL included in the Database that does not successfully return a web page within 60 seconds when requested on three (3) days of five (5) consecutive days.

"Node" means a category of a web directory taxonomy.

The LOOKSMART Database will contain approximately:

Links                     800,000

Unique Nodes              70,000

The LOOKSMART Database shall not contain more than 5% Inactive Links.

The existing Territory Databases identified in Exhibit B in the aggregate will contain approximately:

Links:                    250,000

Unique Nodes              25,000

The Territory Databases shall not contain more than 5% Inactive Links.